Dr. Therese Vaughan and Neil Patterson Join Hamilton Board of Directors PEMBROKE, BERMUDA, March 6, 2024 — Hamilton Insurance Group, Ltd. (NYSE: HG) (“Hamilton” or “the Company”) announced today that Dr. Therese Vaughan and Neil Patterson have been appointed to the Company’s Board of Directors, effective March 11, 2024. Patterson will also serve as Chair of the Audit Committee. At the same time, Pauline Richards, current Chair of the Audit Committee, will retire from the Hamilton Board of Directors, following 10 years of service, also effective March 11, 2024. Commenting on the appointments, Hamilton Board Chair David A. Brown said: “It is my privilege to extend a warm welcome to our newest Board members. Their expertise and diverse perspectives will be instrumental as we continue to drive value for our clients and shareholders as a newly public company. “As we celebrate our company’s ten-year anniversary, I extend my heartfelt gratitude to Pauline for her many contributions over the past decade as one of Hamilton’s longest-serving directors.” “I am thrilled to welcome Terri and Neil to our company’s esteemed Board of Directors,” said Hamilton Chief Executive Officer Pina Albo. “Their wealth of experience and keen intellect will further enrich our Board’s already robust discussions and be invaluable as we continue to expand our business and relationships.” Terri Vaughan is a seasoned educator, corporate director, and internationally recognized expert in insurance regulation. She was the CEO of the National Association of Insurance Commissioners and served over 10 years as Iowa Insurance Commissioner—the state’s longest-serving and first female insurance commissioner. Vaughan represented the US insurance regulatory system internationally, as a member of the Executive Committee of the International Association of Insurance Supervisors and of the steering committing for the US/EU Insurance Dialogue Project. She chaired the Joint Forum, a Basel, Switzerland-based group of banking, insurance, and securities supervisors.

Vaughan recently served as a director of AIG, and is on the Board of Verisk Analytics, Wellmark Blue Cross and Blue Shield, WestBank, and the Food Bank of Iowa. Neil Patterson is the retired Chair of the KPMG group of entities in Bermuda. Patterson spent the majority of his career with KPMG, having joined the firm in 1989. He was a client-facing lead audit partner for over twenty years through his retirement in 2020. He also served as the Risk Management Partner in Bermuda for over twenty years and the Risk Management Partner for the sub regional firm for fifteen years. Patterson was Office Managing Partner in Bermuda for nine years before taking on the role of Chair. During his time with KPMG, Patterson served as the Managing Partner of the regional firm The KPMG Islands Group, where he was also a member of the Board of Directors for the European, Middle East and Africa firm. He was also a member of the Global Insurance Advisory Group, a sub-committee of the global board that advises on insurance matters affecting member firms around the world. Patterson is very active in the Bermuda community, having co-founded both Ignite Bermuda, the island’s first privately funded business incubator and accelerator, and Bermuda Investor Community Limited, designed to enhance the flow of capital from angel investors into the Island’s entrepreneurial community. Special Note Regarding Forward-Looking Statements This information may contain forward-looking statements which reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management's current expectations and beliefs concerning future developments and their potential effects upon Hamilton. There can be no assurance that future developments affecting Hamilton will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts. These forward-looking statements are not a guarantee of future performance and involve risk and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. These uncertainties and risks are described under the section titled “Risk Factors” in Hamilton Insurance Group, Ltd.’s final IPO prospectus filed pursuant to Rule 424(b)(4) (Registration No. 333-275000) with the SEC on November 9, 2023 (which such section is incorporated herein by reference), as well as subsequent filings with the SEC available electronically at www.sec.gov. These forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Hamilton Insurance Group, Ltd. Hamilton is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Re and Hamilton Select, each with dedicated and experienced leadership, provide us with access to diversified and profitable markets around the world. For more about our company, visit www.hamiltongroup.com or find us on LinkedIn at Hamilton Media contact Kelly Corday Ferris kelly.ferris@hamiltongroup.com Investor contacts Jon Levenson and Darian Niforatos investor.relations@hamiltongroup.com